UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2005

VENUS BEAUTY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Florida	16-1639902
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

3 West 57th Street, 8th Floor, New York, NY	10019
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: 561-329-5293

9343 Sun Pointe Dr., Boynton Beach, Florida 33437

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5:01. Changes in Control of Registrant.

Stock Purchase Agreement

On February 17, 2005, Nicole Demario, President, Treasurer, Secretary and principal shareholder of Venus Beauty Supply, Inc. (the "Registrant") entered into a Capital Stock Purchase Agreement (the "Stock Purchase Agreement") with Panetta Partners, Ltd., a Colorado limited partnership ("Panetta"). All conditions to the closing were fulfilled and funds released to Ms. Demario on February 18, 2005.

Under the Stock Purchase Agreement:

    Panetta purchased an aggregate of 2,000,000 restricted shares of the Registrants common stock from Ms. Demario for approximately $620,000
    Ms. Demario resigned as an officer and director of the Company.

Panetta, acting in its capacity as principal stockholder of the Registrant, appointed Sarah Boothe to serve as sole director, filling the vacancy created by the resignation of Ms. Demario. Ms. Boothe also became President, Secretary and Treasurer.

The 2,000,000 shares represent approximately 89% of the outstanding shares of the Registrants common stock. The source of funds for Panetta s purchase was from Panetta s own capital resources and no funds were borrowed.

The Registrant

The Registrant, Venus Beauty Supply, Inc., was organized on November 15, 2002 and planned sell supplies to the beauty salon industry over the Internet. As reported in the Registrant Form 10-QSB report for the period ended October 31, 2004, the Registrant had $10,266 of total assets and had accumulated losses of $4,234. It has not reported any revenue from its operations. Ms. Boothe will evaluate the Registrant current business plan, determine if it is viable and will evaluate potential acquisitions or business opportunities for the Registrant. Panetta and Mr. Cerrone have the ability to influence the Registrant decision making in this regard.

Copies of the Registrant filings with the Securities and Exchange Commission are available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549 or on the Commission's website at www.sec.gov. The Registrant shares are quoted on the National Association of Securities Dealers Automated Quotation System Over-the-Counter Bulletin Board ("OTCBB") under the symbol VSBS. Neither the Registrant, its Directors, Officers, affiliates or beneficial owner of more than 5% of its common stock is a party to, nor is its property subject to, any pending legal proceeding.

Panetta Partners Ltd.

Panetta is a privately held investment partnership whose general partner is Gabriele Cerrone. Mr. Cerrone is a director and serves as Chairman of the board of Callisto Pharmaceuticals, Inc.

Item 5:02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Reference is made to "Item 5:01. Changes in Control of Registrant" of this report, which is incorporated by reference into this item.

Panetta, acting in its capacity as principal stockholder of the Registrant, appointed Sarah Boothe to serve as sole director, filling the vacancy created by the resignation of Ms. Demario. Ms. Boothe also became President, Secretary and Treasurer.

Ms. Boothe graduated from the University of Western Ontario in June 1983. In 1983 Ms. Boothe began her career working for Leasco Realty Inc., a company engaged in commercial real estate in Toronto, Canada. Ms. Boothe remained involved in commercial real estate until December 1988. In January 1989, Ms. Boothe joined Dominion Regalia Limited, a manufacturing and marketing firm located in Toronto, Canada. While at Dominion Regalia, Ms. Boothe was involved in both sales and administrative aspects of the business, holding various positions during her stay at Dominion Regalia, including Sales Manager, General Manager and Vice President. During her tenure at Dominion Regalia, Ms. Boothe was appointed Corporate Secretary, a position she presently holds. In July 2000, Ms. Boothe left Dominion Regalia for personal, family-related reasons. In February 2004, Ms. Boothe became involved in the education field and currently works with The Lawrence Park School in Toronto, Canada.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 Capital Stock Purchase Agreement between Panetta Partners Ltd. and Nicole Demario dated February 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENUS BEAUTY SUPPLY, INC.

By: /s/ Sarah Boothe

Sarah Boothe,

President

Date: February 24, 2005